UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________________
FORM 8-K
____________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2010 (September 29, 2010)

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)
1415 Louisiana Street, Suite 2700
Houston, Texas  77002

(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 29, 2010, Eagle Rock Energy Partners, L.P. (the “Partnership”) announced the appointment, effective September 30, 2010, of Mr. Patrick Giroir to the position of Senior Vice President, Midstream Business of Eagle Rock Energy G&P, LLC, general partner of Eagle Rock Energy GP, L.P., which is the general partner of the Partnership.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Mr. Giroir was awarded an initial equity grant of 75,000 restricted common units (the “Restricted Units”) and entered into a Restricted Unit Award Agreement on September 30, 2010 in connection with the grant of the Restricted Units.  The form of Restricted Unit Award Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In addition, on September 30, 2010, the Partnership entered into a Supplemental Indemnification Agreement and an Executive Change of Control Agreement with Mr. Giroir.  The form of Supplemental Indemnification Agreement was filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed on December 30, 2009.  The form of Executive Change of Control Agreement was filed as Exhibit 10.2 to the Partnership’s Current Report on Form 8-K filed on July 28, 2010.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Unit Award Agreement

99.1	Press Release of Eagle Rock Energy Partners, L.P. dated September 29, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

	By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner

Date: September 30, 2010	By:	/s/ Charles C. Boettcher
Charles C. Boettcher
Senior Vice President and General Counsel